Sub-Item 77O: Transactions Effected Pursuant To Rule 10f-3

Name of Underwriter or Dealer Purchased From:   J.P. Morgan Securities
LLC
Names of Underwriting Syndicate Members:   Barclays Bank PLC; Goldman
Sachs International; J.P. Morgan Securities LLC; UBS Ltd.
Name of Issuer:   INEOS FINANCE PLC
Title of Security:   INEGRP7 1/2 20-18
Date of First Offering:   04/26/2012
Dollar Amount Purchased:   $623,000
Number of Shares or Par Value of Bonds Purchased:   623,000
Price Per Unit:   100.00
Resolution Approved:    Resolution adopted at the Meeting of the Board
of Trustees on August 16, 2012

Name of Underwriter or Dealer Purchased From:   Bank of America
Names of Underwriting Syndicate Members:	Credit Suisse Securities
(USA)
LLC; Deutsche Bank Securities Inc.; Goldman Sachs & Co.; J.P. Morgan Securities LLC; Merrill Lynch Pierce Fenner & Smith; RBC Capital Markets LLC; Wells Fargo Securities LLC
Name of Issuer:   SALLY HOLDINGS/SALLY CAP
Title of Security:   SBH5 3/4 06/22-19
Date of First Offering:   5/15/2012
Dollar Amount Purchased:   $2,730,000
Number of Shares or Par Value of Bonds Purchased:   2,730,000
Price Per Unit:   100.00
Resolution Approved:    Resolution adopted at the Meeting of the Board
of Trustees on August 16, 2012

Name of Underwriter or Dealer Purchased From:   Wells Fargo Securities
LLC
Names of Underwriting Syndicate Members:   Wells Fargo Securities LLC;
Barclays Capital Inc.; CIBC World Markets; Citigroup Global Markets Inc.; DNB Markets; Goldman Sachs & Co; J.P. Morgan Securities LLC; Mitsubishi UFJ Securities (USA) Inc.; Mizuho Securities USA Inc.; RBC Capital Markets LLC; SMBC Nikko Capital Markets Ltd.; US Bancorp Investments Inc.
Name of Issuer:   NEWFIELD EXPLORATION CO.
Title of Security:   NFX5 5/8 07/01/24
Date of First Offering:   6/19/2012
Dollar Amount Purchased:   $360,000
Number of Shares or Par Value of Bonds Purchased:   360,000
Price Per Unit:   100.00
Resolution Approved:    Resolution adopted at the Meeting of the Board
of Trustees on August 16, 2012

Name of Underwriter or Dealer Purchased From:   Bank of America
Names of Underwriting Syndicate Members:   Barclays Capital Inc.;
Citigroup Global Markets Inc.; Goldman Sachs & Co.; J.P. Morgan Securities LLC; Credit Agricole Securities (USA) Inc.; Deutsche Bank Securities Inc.; Lloyds Securities Inc.; Loop Capital Markets LLC; Mischler Financial Group; RBC Capital Markets LLC; RBS Securities Inc.; Samuel A Ramirez & Co. Inc.; Scotia Capital (USA) Inc.; US Bancorp Investments Inc.
Name of Issuer:   ALLY FINANCIAL INC.
Title of Security:   ALLY 4 5/8 06/15
Date of First Offering:   6/21/2012
Dollar Amount Purchased:   $2,179,855
Number of Shares or Par Value of Bonds Purchased:   2,195,000
Price Per Unit:   99.310
Resolution Approved:    Resolution adopted at the Meeting of the Board
of Trustees on August 16, 2012


Name of Underwriter or Dealer Purchased From:   Deutsche Bank Securities
Inc.
Names of Underwriting Syndicate Members:   Deutsche Bank Securities
Inc.; Goldman Sachs & Co.; J.P. Morgan Securities LLC; Merrill Lynch Pierce Fenner & Smith Inc.; Wells Fargo Securities LLC; SunTrust Robinson Humphrey Inc.
Name of Issuer:   CHOICE HOTELS INTL INC.
Title of Security:   CHH5 3/4 07/01/22
Date of First Offering:   6/22/2012
Dollar Amount Purchased:   $180,000
Number of Shares or Par Value of Bonds Purchased:   180,000
Price Per Unit:   100.00
Resolution Approved:    Resolution adopted at the Meeting of the Board
of Trustees on August 16, 2012

Name of Underwriter or Dealer Purchased From:   Citi
Names of Underwriting Syndicate Members:   Citigroup Global Markets
Inc.; Goldman Sachs & Co.; KKR Capital Markets LLC; Barclays Capital Inc.; Fifth Third Securities Inc.; HSBC Securities Inc.; J.P. Morgan Securities LLC; KeyBanc Capital Markets Inc.; Merrill Lynch Pierce Fenner & Smith Inc.; US Bancorp Investments Inc;. Wells Fargo Securities LLC
Name of Issuer:   DOLLAR GENERAL CORP.
Title of Security:   DG 4 1/8 07/15/17
Date of First Offering:   06/27/2012
Dollar Amount Purchased:   $867,000
Number of Shares or Par Value of Bonds Purchased:   867,000
Price Per Unit:   100.00
Resolution Approved:    Resolution adopted at the Meeting of the Board
of Trustees on August 16, 2012

Name of Underwriter or Dealer Purchased From:   J.P. Morgan Securities
LLC
Names of Underwriting Syndicate Members:   Goldman, Sachs & Co.; Credit
Agricole Securities (USA) Inc.; Deutsche Bank Securities Inc.; J.P. Morgan Securities LLC; KeyBanc Capital Markets Inc.; Wells Fargo Securities, LLC
Name of Issuer:   General Cable Corp.
Title of Security:   General Cable Corporation 5.75% 01 OCT 2022-17 144A
Date of First Offering:   09/17/12
Dollar Amount Purchased:   $275,000
Number of Shares or Par Value of Bonds Purchased:   275,000
Price Per Unit:   100.00
Resolution Approved:    Resolution expected to be adopted at the
Meeting of the Board of Trustees on December 13, 2012

Name of Underwriter or Dealer Purchased From:   Credit Suisse Securities
(USA) LLC
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.; Credit
Agricole Securities (USA) Inc.; Credit Suisse Securities (USA) LLC;
Deutsche Bank Securities Inc.; Fifth Third Securities, Inc.; J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith Inc.; Mitsubishi
UFJ Securities (USA) Inc.; Morgan Stanley & Co. LLC; RBC Capital
Markets, LLC; Scotia Capital (USA) Inc.; SunTrust Robinson Humphrey,
Inc.; UBS Securities LLC; Wells Fargo Securities, LLC
Name of Issuer:   CHS/COMMUNITY HEALTH SYS
Title of Security:   COMMUNITY HEALTH SYSTEMS, IN 7.125% 15 JUL 2020-16
Date of First Offering:   07/09/12
Dollar Amount Purchased:   $2,760,000.00
Number of Shares or Par Value of Bonds Purchased:   2,760,000.00
Price Per Unit:   100.00
Resolution Approved:    Resolution expected to be adopted at the
Meeting of the Board of Trustees on December 13, 2012

Name of Underwriter or Dealer Purchased From:   J.P. Morgan Securities
LLC
Names of Underwriting Syndicate Members:   Goldman, Sachs & Co.;
Citigroup Global Markets Inc.; Credit Suisse Securities (USA) LLC; J.P. Morgan Securities LLC; RBC Capital Markets LLC; UBS Securities LLC; Wells Fargo Securities, LLC
Name of Issuer:   B/E Aerospace Inc.
Title of Security:   B/E AEROSPACE, INC. 5.25% 01 APR 2022-17
Date of First Offering:   07/09/12
Dollar Amount Purchased:   $675,240.00
Number of Shares or Par Value of Bonds Purchased:   662,000.00
Price Per Unit:   102.00
Resolution Approved:    Resolution expected to be adopted at the
Meeting of the Board of Trustees on December 13, 2012

Name of Underwriter or Dealer Purchased From:   Barclays Capital Inc.
Names of Underwriting Syndicate Members:   Goldman, Sachs & Co.;
Barclays Capital Inc.; BMO Capital Markets Corp.; J.P. Morgan Securities LLC; Morgan Stanley & Co. LLC; Rabobank N.A.; Santander Investment Securities Inc.; SG America Securities, LLC
Name of Issuer:   Smithfield Foods Inc.
Title of Security:   SMITHFIELD FOODS, INC. 6.625% 15 AUG 2022-17
Date of First Offering:   07/18/12
Dollar Amount Purchased:   $736,300.00
Number of Shares or Par Value of Bonds Purchased:   740,000.00
Price Per Unit:   99.50
Resolution Approved:    Resolution expected to be adopted at the
Meeting of the Board of Trustees on December 13, 2012

Name of Underwriter or Dealer Purchased From:   Merrill Lynch, Pierce,
Fenner & Smith Inc.
Names of Underwriting Syndicate Members:   Goldman, Sachs & Co.;
Blaylock & Company, Inc.; Castleoak Securities, L.P.; Credit Agricole Securities (USA) Inc.; Deutsche Bank Securities Inc.; J.P. Morgan Securities LLC; Lebenthal & Co., LLC; Merrill Lynch, Pierce, Fenner & Smith Inc.; the Williams Capital Group L.P.
Name of Issuer:   CIT Group Inc.
Title of Security:   CIT GROUP INC. 4.25% 15 AUG 2017
Date of First Offering:   07/31/12
Dollar Amount Purchased:   $8,032,000.00
Number of Shares or Par Value of Bonds Purchased:   8,032,000.00
Price Per Unit:   100.00
Resolution Approved:    Resolution expected to be adopted at the
Meeting of the Board of Trustees on December 13, 2012

Name of Underwriter or Dealer Purchased From:   Merrill Lynch, Pierce,
Fenner & Smith Inc.
Names of Underwriting Syndicate Members:   Goldman, Sachs & Co.;
Blaylock & Company, Inc.; Castleoak Securities, L.P.; Credit Agricole Securities (USA) Inc.; Deutsche Bank Securities Inc.; J.P. Morgan Securities LLC; Lebenthal & Co., LLC; Merrill Lynch, Pierce, Fenner & Smith Inc.; the Williams Capital Group L.P.
Name of Issuer:   CIT Group Inc.
Title of Security:   CIT GROUP INC. 5% 15 AUG 2022
Date of First Offering:   07/31/12
Dollar Amount Purchased:   $2,485,000.00
Number of Shares or Par Value of Bonds Purchased:   2,485,000.00
Price Per Unit:   100.00
Resolution Approved:    Resolution expected to be adopted at the
Meeting of the Board of Trustees on December 13, 2012

Name of Underwriter or Dealer Purchased From:   Merrill Lynch, Pierce,
Fenner & Smith Inc.
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.; BNY
Mellon Capital Markets, LLC; Credit Agricole Securities (USA) Inc.; Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.; J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith Inc.;
Morgan Stanley & Co. LLC; PNC Capital Markets LLC; RBS Capital Markets, LLC; Scotia Capital (USA) Inc.; Wells Fargo Securities, LLC
Name of Issuer:   HOST HOTELS & RESORTS L.P.
Title of Security:   HOST HOTELS & RESORTS, L.P. 4.75% 01 MAR 2023-22
Date of First Offering:   08/02/12
Dollar Amount Purchased:   $286,000.00
Number of Shares or Par Value of Bonds Purchased:   286,000.00
Price Per Unit:   100.00
Resolution Approved:    Resolution expected to be adopted at the
Meeting of the Board of Trustees on December 13, 2012

Name of Underwriter or Dealer Purchased From:   Merrill Lynch, Pierce,
Fenner & Smith Inc.
Names of Underwriting Syndicate Members:   Goldman, Sachs & Co.; BMO
Capital Markets Corp.; Deutsche Bank Securities Inc.; J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith Inc.; Morgan Stanley & Co.; International PLC; PNC Capital Markets LLC; RBS Securities Inc.
Name of Issuer:   Steel Dynamics Inc.
Title of Security:   STEEL DYNAMICS, INC. 6.125% 15 AUG 2019-16 144A
Date of First Offering:   08/02/12
Dollar Amount Purchased:   $286,000.00
Number of Shares or Par Value of Bonds Purchased:   286,000.00
Price Per Unit:   100.00
Resolution Approved:    Resolution expected to be adopted at the
Meeting of the Board of Trustees on December 13, 2012

Name of Underwriter or Dealer Purchased From:   Merrill Lynch, Pierce,
Fenner & Smith Inc.
Names of Underwriting Syndicate Members:   Goldman, Sachs & Co.; BMO
Capital Markets Corp.; Deutsche Bank Securities Inc.; J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith Inc.; Morgan Stanley & Co.; International PLC; PNC Capital Markets LLC; RBS Securities Inc.
Name of Issuer:   Steel Dynamics Inc.
Title of Security:   STEEL DYNAMICS, INC. 6.375% 15 AUG 2022-17 144A
Date of First Offering:   08/02/12
Dollar Amount Purchased:   $286,000.00
Number of Shares or Par Value of Bonds Purchased:   286,000.00
Price Per Unit:   100.00
Resolution Approved:    Resolution expected to be adopted at the
Meeting of the Board of Trustees on December 13, 2012

Name of Underwriter or Dealer Purchased From:   J.P. Morgan Securities
LLC
Names of Underwriting Syndicate Members:   Goldman, Sachs & Co.;
Barclays Capital Inc.; Credit Agricole Securities (USA) Inc.; Credit Suisse Securities (USA) LLC; J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith Inc.; Mitsubishi UFJ Securities (USA), Inc.; Morgan Stanley & Co. LLC; Scotia Capital (USA) Inc.; SMBC
Nikko Securities Inc.; SunTrust Robinson Humphrey, Inc.; Wells Fargo Securities, LLC
Name of Issuer:   DaVita Inc.
Title of Security:   DAVITA INC. 5.75% 15 AUG 2022-17
Date of First Offering:   08/14/12
Dollar Amount Purchased:   $2,774,000.00
Number of Shares or Par Value of Bonds Purchased:   2,774,000.00
Price Per Unit:   100.00
Resolution Approved:    Resolution expected to be adopted at the
Meeting of the Board of Trustees on December 13, 2012

Name of Underwriter or Dealer Purchased From:   J.P. Morgan Securities
LLC
Names of Underwriting Syndicate Members:   Goldman, Sachs & Co.;
Deutsche Bank Securities Inc.; HSBC Securities (USA) Inc.; J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith Inc.; Morgan Stanley & Co. LLC; RBS Securities Inc.; Scotia Capital (USA) Inc.; Wells Fargo Securities, LLC
Name of Issuer:   Live Nation Entertainment Inc.
Title of Security:   LIVE NATION ENTERTAINMENT, 7% 01 SEP 2020-16 144A
Date of First Offering:   08/15/12
Dollar Amount Purchased:   $228,000.00
Number of Shares or Par Value of Bonds Purchased:   228,000.00
Price Per Unit:   100.00
Resolution Approved:    Resolution expected to be adopted at the
Meeting of the Board of Trustees on December 13, 2012

Name of Underwriter or Dealer Purchased From:   Citigroup Global Markets
Inc.
Names of Underwriting Syndicate Members:   Goldman, Sachs & Co.;
Barclays Capital Inc.; Citigroup Global Markets Inc.; Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.; J.P. Morgan Securities LLC; Macquarie Capital (USA) Inc.; Merrill Lynch, Pierce, Fenner & Smith Inc.; Morgan Stanley & Co. LLC; RBS Capital Markets,
LLC; UBS Securities LLC
Name of Issuer:   INTL LEASE FINANCE CORP
Title of Security:   INTERNATIONAL LEASE FINANCE COR 5.875% 15 AUG
2022
Date of First Offering:   08/16/12
Dollar Amount Purchased:   $190,000.00
Number of Shares or Par Value of Bonds Purchased:   190,000.00
Price Per Unit:   100.00
Resolution Approved:    Resolution expected to be adopted at the
Meeting of the Board of Trustees on December 13, 2012

Name of Underwriter or Dealer Purchased From:	Bank of America
Names of Underwriting Syndicate Members:	Barclays Capital Inc.;
Citigroup Global Markets Inc.; Goldman Sachs & Co.; J.P. Morgan Securities LLC; Credit Agricole Securities (USA) Inc.; Deutsche Bank Securities Inc.; Lloyds Securities Inc.; Loop Capital Markets LLC; Mischler Financial Group; RBC Capital Markets LLC; RBS Securities Inc.; Samuel A Ramirez & Co. Inc.; Scotia Capital (USA) Inc.; US Bancorp Investments Inc.
Name of Issuer:	ALLY FINANCIAL INC.
Title of Security:	ALLY 5 1/2 02/17
Date of First Offering:	6/21/2012
Dollar Amount Purchased:	$1,068,401
Number of Shares or Par Value of Bonds Purchased:	1,080,000
Price Per Unit:	98.926
Resolution Approved:  	 Resolution adopted at the Meeting of the Board of
Trustees on August 16, 2012

 Resolution adopted at the Meeting of the Board of Trustees on August
16, 2012:
RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. (GSAM) to the Trustees, all purchases made during the calendar quarter ended June 30, 2012 by the Trust on behalf of its Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended (the 940
Act.
 Resolution expected to be adopted at the Meeting of the Board of Trustees on December 13, 2012:
RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. (GSAM) to the Trustees, all purchases made during the calendar quarter ended September 30, 2012 by the Trust on behalf of its Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended (the 1940 Act).